EXHIBIT 4(i)B






                        REGISTRATION RIGHTS AGREEMENT



                        Dated as of December 16, 1997



                                   between




                          FARMLAND INDUSTRIES, INC.





                                     and



              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                             as Initial Purchaser









                        REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of December 16, 1997 between FARMLAND INDUSTRIES, INC., a Kansas corporation (the "Company"), and MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED (the "Initial Purchaser").


          This Agreement is made pursuant to the Purchase Agreement, dated December 16, 1997 (the "Purchase Agreement"), between the Company, as issuer of the 8% Series A Cumulative Redeemable Preferred Shares (par value $25 per share) (liquidation preference equivalent to $50 per share) (the "Securities"), the Company and the Initial Purchaser, which provides for, among other things, the sale by the Company to the Initial Purchaser of 2,000,000 Securities. In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and their direct and indirect transferees the registration rights set forth in this Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

     Definitions.  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Advice" shall have the meaning set forth in the last paragraph of Section

3 hereof.


     "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

     "Closing Time" shall mean the Closing Time as defined in the Purchase

Agreement.

     "Company" shall have the meaning set forth in the preamble to this

Agreement and also includes the Company's successors and permitted assigns.

     "Effectiveness Period" shall have the meaning set forth in Section 2(a)

hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Holder" shall mean the Initial Purchaser, for so long as it  owns any

Registrable Securities, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities.

     "Initial Purchaser" shall have the meaning set forth in the preamble to this Agreement.

     "Inspectors" shall have the meaning set forth in Section 3(m) hereof.


     "Issue Date" shall mean December 19, 1997, the date of original issuance of the Securities.

     "Liquidated Damages" shall have the meaning set forth in Section 2(d)

hereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate liquidation preference of outstanding Securities.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in the Shelf Registration

Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Records" shall have the meaning set forth in Section 3(m) hereof.


     "Registrable Securities" shall mean the Securities; provided, however, that

Securities shall cease to be Registrable Securities when (i) a Shelf Registration Statement with respect to such Securities for the resale thereof shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k) or
(iii) such Securities shall have ceased to be outstanding.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD,
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees and (v) any fees and disbursements of its counsel or accountants required by or incident to the performance of and compliance with this Agreement.


     "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.


     "Securities" shall have the meaning set forth in the preamble to this

Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to Section

2(a) hereof.

     "Shelf Registration Statement" shall mean the "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

          1.   Registration Under the Securities Act.

          (a)  Shelf Registration.  The Company shall use its best efforts to cause to be filed, as promptly as practicable after the Issue Date, but in any event within 150 days after the Issue Date, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities; provided, however, that, notwithstanding the foregoing, upon the request of the Initial Purchaser with respect to any Registrable Securities held by it, the Company shall use its best efforts to cause to be filed such Shelf Registration Statement within 45 days of such request (which shall be no earlier than 75 days after the Closing Time). In addition, the Company shall use its best efforts to have such Shelf Registration Statement declared effective by the SEC as promptly as practicable after filing thereof, but in any event within 180 days after the Issue Date (or 60 days after the filing of a Shelf Registration Statement pursuant to a request from the Initial Purchaser). No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in the Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company in writing, within 15 days after receipt of a request therefor, such information as the Company may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in the Shelf Registration Statement or Prospectus included therein. Each Holder as to which the Shelf Registration is being effected agrees to furnish to the Company all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading. The Initial Purchaser agrees to furnish to the Company from time to time, upon the Company's request, information in its possession regarding the beneficial owners of the Securities required for inclusion in the Shelf Registration Statement, including, but not limited to, the names and addresses, in order to assist the Company in its preparation of the Shelf Registration Statement.


          Subject to the provisions of Section 3(i) hereof, the Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and usable for resales for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will terminate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the "Effectiveness Period").

The Company shall not permit any securities other than (i) with respect to holders of the Company securities currently possessing incidental registration rights and (ii) Registrable Securities to be included in the Shelf Registration. The Company will, in the event the Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take such other actions as are required to permit certain unrestricted resales of the Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration Statement if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (a)  Expenses.  The Company shall pay all Registration Expenses in connection with the Shelf Registration Statement filed pursuant to Section 2(a) hereof and will reimburse the Initial Purchaser for the fees and disbursements of any single counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with the Shelf Registration Statement, which counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (b)  Effective Shelf Registration Statement.  The Shelf Registration

Statement will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.
The Company will be deemed not to have used its best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Shelf Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or relates to a transaction of the type contemplated by the proviso to Section 3(i) hereof.

          (c)  Liquidated Damages.  In the event that:


               (i) the Shelf Registration Statement is not filed with the SEC on or prior to the date required under Section 2(a) then, commencing on the day after such required filing date hereof, liquidated damages ("Liquidated Damages") shall be payable at a rate of 0.50% per annum on the liquidation preference of the Securities;

               (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date (or the 60th day after the date such Shelf Registration Statement was required to be filed pursuant to Section 2(a) hereof in the case of the filing of a Shelf Registration Statement pursuant to a request from the Initial Purchaser), then, commencing on the 181st day after the Issue Date (or the 61st day after the filing in the case of the filing of a Shelf Registration Statement pursuant to a request from the Initial Purchaser) Liquidated Damages shall be payable at a rate of 0.50% per annum on the liquidation preference of the Securities; or

               (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective or usable for resales at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Registered Securities), except as permitted pursuant to
Section 3(i) hereof with respect to suspensions under circumstances relating to the negotiation or completion of any transaction being contemplated by the Company at such time, then, commencing on the day such Shelf Registration Statement ceases to be effective or usable for resales, Liquidated Damages shall be payable at a rate of 0.50% per annum on the liquidation preference of the Securities;

provided, however, that the Liquidated Damages may not exceed in the aggregate

0.50% per annum of the liquidation preference of the Securities ; provided,

further, however, that (1) upon the filing of the Shelf Registration Statement

(in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (3) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii) above), Liquidated Damages on the liquidation preference of the Securities as a result thereof shall cease to be payable.


     Any amounts of Liquidated Damages due pursuant to Section 2(d)(i), (ii) or
(iii) above will be payable in cash on the next succeeding dividend payment date to Holders on the relevant record date for the payment of dividends.

          (d)  Specific Enforcement.  Without limiting the remedies available to the Holders, the Company acknowledges that any failure by it to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) hereof.

          Registration Procedures.  In connection with the obligations of the

Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall use its best efforts to:


           (a) prepare and file with the SEC a Shelf Registration Statement as prescribed by Sections 2(a) hereof within the relevant time period specified in Section 2(a) hereof on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) be available for the sale of the Registrable Securities by the selling Holders thereof, and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective and, usable for resales in accordance with Section 2 hereof; provided, however, that, before filing the Shelf Registration Statement or

     Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Shelf Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, except that the foregoing provision shall not apply to regular periodic reports filed with the SEC on Form 10-K or 10-Q or current reports on Form 8-K (or any similar successor forms), except to the extent a filing on Form 8-K contains material which describes a change in the terms, preferences or rights of the Securities. The Company shall not file any Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner; prepare and file with the (SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; and cause each Prospectus to be supplemented, if so determined by the Company or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (e) (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that the Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (f) register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Shelf Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by the Shelf Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the

     Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

          (g) promptly notify each Holder of Registrable Securities, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective,
     (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in Section 3(d) hereof or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

          (h) obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

          (i) furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement;

          (k) promptly after the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission provided, however, the Company will be permitted to suspend the use of the Prospectus for one or more periods not to exceed 90 days in the aggregate in any twelve-month period under circumstances relating to corporate developments or the negotiation or completion of any transaction being contemplated by the Company at such time;

          (l) promptly after the filing of any document which is to be incorporated by reference into a Shelf Registration Statement or a Prospectus subsequent to the initial filing of the Shelf Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchaser on behalf of such Holders available for discussion of such document;

          (m) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate liquidation preference of the Registrable Securities in order to expedite or facilitate the registration or the disposition or the Registrable Securities;

          (n) whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Securities acquired by it as part of its initial placement and (y) Holders of at least 25% in aggregate liquidation preference of the Registrable Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters

     (if any), with respect to the business of the Company and its subsidiaries as then conducted and with respect to the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) furnish customary closing documentation in form and substance reasonably requested and reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in amount of the Registrable Securities being sold; and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate liquidation preference of Registrable Securities covered by such Shelf Registration Statement and the managing underwriters) customary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders); and in the case of an underwritten registration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder provided, however that, except as specified in Section 2(b), the Company is not obligated to pay the costs and expenses of counsel for the selling Holders or accountants' "cold comfort" letters in connection with any such underwriting and the officers and directors of the Company are not obligated to participate in marketing efforts on behalf of such Holders;

          (o) make reasonably available for inspection by any selling Holder of Registrable Securities who certifies to the Company that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the

     "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate and partnership documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with the Shelf Registration Statement; records and information which the Company determines, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Shelf Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Securities will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Securities will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

          (p) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
     (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods, provided that the obligations under this Section 3(n) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

          (q) cooperate with each seller of Registrable Securities covered by the Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (r) take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby; and

          (s) the Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the SEC to be included in the Shelf Registration Statement; the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request; and the Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

          Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Shelf Registration Statement and related Prospectus and shall extend the period during which such Shelf Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

          4.   Indemnification and Contribution. (a) The Company hereby agrees to indemnify and hold harmless the Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section

15 of the Securities Act and each of their respective directors, officers, employees and agents, as follows:


          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) or preliminary prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d)) any such settlement is effected with the prior written consent of the Company; and

        (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser or such Holder), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss, liability,

claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by the

Initial Purchaser or such Holder for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or the related amendment or supplement thereto).

          (b) The Initial Purchaser, each Holder and each underwriter agree, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers (including each officer of the Company who signed the Shelf Registration Statement) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or the related Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser, such Holder or such underwriter, as the case may be, expressly for use in such Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no

Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser and, in the case of parties indemnified pursuant to Section 4(b), by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement set forth in this Section 4 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms the Company and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Holders, as incurred; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, on the one hand, and the Holders, on the other hand, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 4(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.


          For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director, officer or employee of the Company and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

          5.   Participation in an Underwritten Registration.  No Holder may

participate in an underwritten registration hereunder unless such Holder
(a) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          6.   Selection of Underwriters.  The Holders of Registrable Securities

covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(l) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate liquidation preference of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company.


          7.   Miscellaneous.


          (a)  Rule 144 and Rule 144A.  For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b)  No Inconsistent Agreements.  The Company has not entered into,

nor will the Company enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (c)  Amendments and Waivers.  The provisions of this Agreement,

including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority in aggregate liquidation preference of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company and the Initial Purchaser, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company and the Initial Purchaser to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and
(iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchaser and the Company.

          Notwithstanding the foregoing, in the event that the SEC changes its position to allow exchange offers of non-investment grade preferred stock, this Agreement may be amended without the consent of any Holder of Registrable Securities in a form mutually acceptable to the Company and the Initial Purchaser.

          (d)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 7(d), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (e)  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or amended charter of the Company. If any transferee of any Holder shall acquire

Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f)  Third Party Beneficiaries.  Each Holder shall be a third party beneficiary of the agreements made hereunder among the Company and the Initial Purchaser, and the Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE

IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS

IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (j)  Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k)  Securities Held by the Company or its Affiliates.  Whenever the

consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              Very truly yours,

                              FARMLAND INDUSTRIES, INC.


                                    By:
                                 Name: Terry M. Campbell
                                 Title: Executive Vice President
                                        and Chief Financial Officer



CONFIRMED AND ACCEPTED,
     as of the date first
     above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
   Authorized Signatory